                  AMENDMENT, EXTENSION AND RENEWAL OF LEASE

     This Amendment, Extension and Renewal of Lease (the "AGREEMENT") is made and entered into as of the 28th day of August, 1997, by and between ST. LOUIS BRENTWOOD ASSOCIATES, L.P. (hereinafter referred to as "LANDLORD") and MAGNA GROUP, INC. (hereinafter referred to as "TENANT").

     WITNESSETH:

     WHEREAS, St. Louis Brentwood Associates, Ltd., as Landlord, and Landmark Bancshares Corporation, as Tenant, entered into a certain Landmark Place Lease with Landmark Bancshares Corporation dated December 19, 1986 (the "Original Lease") for certain premises in the Building at 1401 South Brentwood Blvd., St. Louis, Missouri 63144, now known as Magna Place and previously known as Landmark Place; and

     WHEREAS, the Original Lease was amended by (i) First Amendment dated November 17, 1987, (ii) Addendum dated February 1, 1990, and (iii) Letter dated January 9, 1992 (the Original Lease as heretofore amended is referred to herein as the "Lease"); and

     WHEREAS, Landlord and Tenant have agreed to extend the term of the Lease and amend the Lease in certain respects.

     NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. All of the terms and provisions of the Lease prior to this Agreement shall remain in full force and effect except:

         (A) The initial term of the Lease as referenced in Paragraph 1.6 of the Original Lease (the "Term") is hereby extended to the 4th day of February, 2009.

         (B) Starting January 1, 1998, and on January 1 of each year of the Term thereafter, the Annual Base Rent per rentable square foot will be:

              January 1, 1998               $24.90
              January 1, 1999               $25.40
              January 1, 2000               $25.90
              January 1, 2001               $26.40
              January 1, 2002               $26.90
              January 1, 2003               $27.40
              January 1, 2004               $27.90
              January 1, 2005               $28.40
              January 1, 2006               $28.90
              January 1, 2007               $29.40
              January 1, 2008               $29.90
              January 1, 2009               $30.40

         (C) In the event of any Change in Control of Tenant as hereinafter defined or any assignment of the lease by Tenant whether made directly or indirectly or by operation of law (the "EVENT"), Tenant agrees to pay to Landlord a fee in the sum of $300,000 (the "Event Fee") on or before the date the Event occurs and, from and after the date the Event occurs, the Annual Base Rent per rentable square foot set forth in Paragraph 1(B) above for the remainder of the then-existing calendar year and each subsequent calendar year shall immediately be increased by the sum of $1.00 (the "Event Increase").

              As used herein, a "Change in Control of Tenant" means and shall be deemed to have occurred if:

              (a) Any "PERSON" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 [the "Exchange Act"] in effect on the date hereof and including, without limitation, the manner in which such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes the "BENEFICIAL OWNER" (as defined in Rule 13d-3 promulgated under the Exchange Act in effect on the date hereof) directly or indirectly of securities of the Tenant representing fifty percent or more of the combined voting power of the Tenant's then outstanding securities, other than any such person that holds such beneficial ownership as of the date hereof; or

              (b) The shareholders of the Tenant approve a merger or consolidation of the Tenant with any other corporation, other than a merger or consolidation which would result in the voting securities of the Tenant outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent of the total voting power represented by the voting securities of the Tenant or such surviving entity outstanding immediately after such merger of consolidation; or

              (c) The shareholders of the Tenant or the Tenant approve a plan of complete liquidation or an agreement for the sale of disposition (in one transaction or in a series of transactions) of all or substantially all of the Tenant's assets.

     2. Notwithstanding anything to the contrary set forth in the Lease, the occurrence of any Change in Control of Tenant described in Paragraph 1(C)(a), Paragraph (C)(b) and/or in Paragraph 1(C)(c) above shall not be deemed a breach of any provision of the Lease regardless of whether an assignment of the Lease is executed in connection therewith and regardless of whether an assignment of the Lease is caused by operation of law and Landlord hereby agrees that any such assignment shall not require its consent.

     3. Landlord and Tenant will each pay all of its own costs, expenses, fees, and charges relating to the discussions, negotiations, and preparation of documents including this Agreement, including the costs, expenses, fees, and charges for their respective attorneys and advisors.

     4. Landlord and Tenant hereby agree that the terms, conditions, agreements and other covenants set forth herein supersede all terms and conditions set forth in that certain letter of intent from Landlord to Tenant dated August 7, 1997 and signed by Tenant on August 7, 1997 (such letter of intent formally addressed to Mr. G. Thomas Andes, Chairman of the Board and Chief Executive Officer of Magna Group, Inc.) and such letter of intent shall be null and void and of no further force and effect.

     5. Landlord and Tenant hereby acknowledge to each other that, as of the date of the signing of this Agreement, the Lease as amended is in full force and effect, and there are no defaults thereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD:                              ST. LOUIS BRENTWOOD ASSOCIATES, L.P.
                                       By:   St. Louis Brentwood Company, L.P.,
                                             Its General Partner



                                             By:  /s/ Lewis A. Levey
                                                --------------------------------
                                                Lewis A. Levey
                                                Managing General Partner


TENANT:                                MAGNA GROUP, INC.



                                       By:     /s/ G. Thomas Andes
                                             -----------------------------------
                                       Name:        G. Thomas Andes
                                             -----------------------------------
                                       Title:       Chairman and CEO
                                             -----------------------------------

                                    3